INDEMNITY AGREEMENT


      This Agreement is made the 15th day of June, 2000, between Joe F. Sanderson, Jr. and William Ramon Sanderson, not individually, but solely as Co-Executors of the Estate of Joe Franklin Sanderson, Deceased ("Indemnitor"), and Sanderson Farms, Inc., a Mississippi corporation with its principal office at 225 North 13th Avenue, Laurel, Mississippi 39440 ("Company").

      It is hereby agreed:

      1. Credit Agreement. Effective March 21, 2000, a credit agreement ("Credit Agreement") was executed by the Indemnitor and Harris Trust and Savings Bank, individually and in its capacity as agent under the Credit Agreement, and SunTrust Bank (all of said banks, including Harris Trust and Savings Bank in its individual capacity, being referred to collectively "Banks" and individually as a "Bank," and said Harris Trust and Savings Bank as agent for the Banks under the Credit Agreement being hereinafter referred to in such capacity as "Agent"), pursuant to which the Banks have made term loans in the aggregate principal amount of $13,500,000.00 to the Indemnitor, which are evidenced by the term notes of the Indemnitor (collectively "Notes"). All of the Indemnitor's indebtedness, obligations and liabilities to the Banks under the Credit Agreement and the other loan documents, including without limitation all such indebtedness, obligations and liabilities evidenced by the Notes and, with certain exceptions, all extensions and renewals of any of the foregoing are herein collectively referred to as the "Indebtedness". All terms used herein shall have the meaning set forth in the Credit Agreement unless expressly defined herein.

      2. Guaranty Agreement. In consideration of the credit extended and to be extended by the Banks to the Indemnitor under the Credit Agreement, the Company may agree to guarantee the full and prompt payment to the Agent and to each of the Banks at maturity (whether by acceleration, lapse of time or otherwise) and at all times thereafter of principal of all Indebtedness of the Indemnitor under the Credit Agreement and, with certain exceptions, all extensions or renewals of all or any part thereof and all other indebtedness, liabilities and obligations of the Indemnitor to the Banks and the agent under the Credit Agreement.

      3. Requirement of Indemnity. It is a condition of the Company's guaranty agreement that the Indemnitor indemnify the Company in the manner set forth herein.

      4. Subrogation and Indemnity. In addition to the rights of subrogation which the Company may have as a matter of law or equity, the Indemnitor shall indemnify Company from and against all liabilities by reason of the guaranty agreement, the Credit Agreement, the Note and the other loan documents and against all demands, claims, actions, losses and expenses arising therefrom, including reasonable attorney's fees.



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      5. Unearned Interest.  The Indemnitor is not permitted to prepay the Notes and has agreed to pay the full interest on the Notes even if the Notes are paid before maturity because of default or acceleration. However, the guaranty that the Company may provide would permit the Company to discharge its guaranty obligation by paying the remaining Indebtedness in full without paying the stated but unearned interest ("Full Payment"). In the event of Full Payment by the Company, Indemnitor agrees to pay the remaining interest obligation to the Company, rather than the Banks.

      6. Reports and other Covenants. The Indemnitor shall provide to the Company a report on the status of the Indebtedness at each regular meeting of the Board of Directors and shall notify each member of the Board of material events or changes in the status of the Indebtedness between Board meetings. In addition, to the extent that the Indemnitor is required by the Credit Agreement to provide information to the Agent or the Banks, the Indemnitor will simultaneously provide the same information to the Company.

      7. Binding Effect. The foregoing Indemnity Agreement shall be binding upon and inure to the benefit of the parties, and their personal representatives, successors and assigns.

      IN WITNESS WHEREOF the parties have executed this instrument the day and year first above written.

                                    ESTATE OF JOE FRANKLIN SANDERSON, DECEASED


                                    By:   /s/Joe Franklin Sanderson, Jr.
                                         Joe Franklin Sanderson, Jr.


                                    By:  /s/William Ramon Sanderson
                                         William Ramon Sanderson

                                    SANDERSON FARMS, INC.


                                    By:  /s/D. MichaelCockrell
                                          D. Michael Cockrell, Treasurer and
                                          Chief Financial Officer


ATTEST:


/s/Jimmy Grimes
   Jimmy Grimes, Secretary